 Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby appoints Joseph A. Caccamo, Esq. as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned, and in the undersigned’s name, place and stead, in any and all capacities, solely for the following limited purposes: To prepare and sign any and all Forms ID, Application For Edgar Access (ID), and any and all forms of the Securities and Exchange Commission relating to such person’s beneficial ownership of securities of Inter Parfums, Inc. or any successor in interest (including without limitation, Forms 3, 4, 5, Schedule 13G, Schedule 13D), together with any and all amendments thereto, as well as any successor forms thereto, and to file the same with the United States Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. It is my intention that this Power of Attorney remain effective indefinitely, unless and until the undersigned shall revoke same in writing.

In Witness Whereof, the undersigned has executed this Power of Attorney this 28th day of June 2017.

Signature: /s/ Russell Greenberg

Printed Name: Russell Greenberg